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                                                                     EXHIBIT 1.1

                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT is made as of the 2nd day of February, 1998, by and among Prentiss Properties Trust (the "Company"), a real estate investment trust organized under the laws of the State of Maryland, Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Operating Partnership") and UBS Limited, an English corporation ("UBS Limited") and Union Bank of Switzerland, London Branch, acting through its agent UBS Securities LLC ("UBS-LB") (UBS Limited and UBS-LB being hereinafter collectively called the "UBS Parties" and sometimes individually, a "UBS Party"). The Company and the Operating Partnership are referred to collectively herein as the "Prentiss Entities."

     IN CONSIDERATION of the mutual covenants contained in this Purchase Agreement, the Company, the Operating Partnership and the UBS Parties agree as follows:

     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Purchase Agreement, the Company has authorized the sale to UBS Limited of up to an aggregate of 1,100,000 common shares of beneficial interest (the "Common Shares"), $.01 par value per share (the "Purchase Shares"), of the Company. In addition, the Company may issue to UBS-LB additional Common Shares in settlement of certain of its obligations under the Forward Stock Purchase Agreement, dated February 2, 1998 (the "Forward Stock Purchase Agreement"), between the Company and UBS-LB (the "Additional Shares"). The Purchase Shares and the Additional Shares are hereinafter collectively called the "Shares."

     SECTION 2. Agreement to Sell and Purchase the Purchase Shares. Subject to the terms and conditions of this Purchase Agreement, on the Closing Date (as defined in Section 3 hereof), the Company will sell to UBS Limited the Purchase Shares, the number of which shall equal 1,100,000, for a per share purchase price equal to the Closing Price. The "Closing Price" shall equal the closing price reported on the New York Stock Exchange for a Common Share on the business day immediately preceding the Closing Date.

     SECTION 3. Delivery of the Shares at the Closing.

     3.1. Closing. The completion of the purchase and sale of the Purchase Shares (the "Closing") shall occur as soon as practicable, on such date to be agreed upon by the Company and the UBS Parties (hereinafter, the "Closing Date").

     3.2. Conditions. At Closing, the Company shall deliver to UBS Limited one or more stock certificates registered in the name of UBS Limited representing the number of Purchase Shares set forth in Section 2 above.

     The Company's obligation to complete the purchase and sale of the Purchase Shares and deliver such stock certificate(s) to UBS Limited at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of Federal Funds (or other mutually agreed upon form of payment) in the full amount of the purchase price for the Purchase Shares being purchased hereunder, (ii) the accuracy in all
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material respects, as of the Closing Date, of the representations and warranties made by the UBS Parties herein and the fulfillment, in all material respects, as of the Closing Date, of those undertakings of the UBS Parties to be fulfilled prior to the Closing, (iii) the Forward Stock Purchase Agreement shall have been fully executed by the parties thereto and (iv) receipt by the Company of a cross-receipt with respect to the Purchase Shares executed by UBS Limited.

     UBS Limited's obligation to accept delivery of such stock certificate(s) and to pay for the Purchase Shares evidenced thereby shall be subject to the following conditions: (i) the accuracy in all material respects, as of the Closing Date, of the representations and warranties made by the Company herein and the fulfillment in all material respects, as of the Closing Date, of those undertakings of the Company to be fulfilled prior to Closing and (ii) the UBS Parties shall have received all opinions and certificates to be delivered pursuant to this Agreement.

     SECTION 4. Representations, Warranties and Covenants of the Company. Each of the Company and the Operating Partnership, jointly and severally, hereby represents and warrants to, and covenants with, the UBS Parties as follows:

     4.1. Organization and Qualification. The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all requisite power and authority to conduct its business as currently conducted. The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, is duly qualified to do business as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all partnership power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform the obligations under this Agreement.

     4.2. Authorized Capital Stock. The Company has authorized and outstanding capital stock as set forth in the Most Recent Financial Statements (as defined below); the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof included or incorporated by reference in the Company's SEC Filings (as defined below). Other than as described in the Company's SEC Filings, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options issued pursuant to employee benefit plans. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder in the Company's SEC Fillings accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

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     4.3. Issuance, Sale and Delivery of the Shares. The Purchase Shares to be
sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof included in or incorporated by reference in the Registration Statement (as defined below). The Additional Shares, if and when issued pursuant to the Forward Stock Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof incorporated by reference in the Registration Statement. None of the Shares when issued and delivered to the UBS Parties shall be subject to any lien, security interest, claim, charge or encumbrance of any nature. Other than the UBS Parties and as set forth in the Company's SEC Filings, no shareholder of the Company has any right, which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, to require the Company to register the sale of any shares owned by such shareholder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement. No further approval or authority of the shareholders or the Board of Trustees of the Company will be required for the issuance and/or sale of the Shares to be sold by the Company as contemplated herein or in the Forward Stock Purchase Agreement, except such as shall have been obtained on or before the Closing Date. The issuance and/or sale of the Shares to the UBS Parties by the Company pursuant to this Agreement or the Forward Stock Purchase Agreement (as the case may be), the compliance by the Company with the other provisions of this Agreement or the Forward Stock Purchase Agreement and the consummation of the other transactions contemplated hereby or thereby do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as shall have been obtained on or before the Closing Date other than the registration of the resale of the Shares by the UBS Parties with the Securities and Exchange Commission (the "SEC") and any required Blue Sky filings within the States. The Company meets and will continue to meet the requirements for use of Form S-3 under the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations"). The Company has filed and will file all documents which it is required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all such documents (the "Company's SEC Filings") comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, as applicable, and none of such documents, when so filed, contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the SEC, conform in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations thereunder, as applicable. No Registration Statement filed in respect of any of the Shares, when so filed, contained or will contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.4. Due Execution, Delivery and Performance of the Agreement. Each of the Company and the Operating Partnership has full legal right, power and authority to enter into the Purchase Agreement and the Forward Stock Purchase Agreement and perform the transactions contemplated hereby and thereby. The Purchase Agreement and the Forward Stock Purchase

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Agreement have been duly authorized, executed and delivered by each of the
Company and the Operating Partnership. The making and performance of the Purchase Agreement and the Forward Stock Purchase Agreement by each of the Company and the Operating Partnership and the consummation of the transactions herein and therein contemplated will not violate any provision of the declaration of trust or bylaws, or other organizational documents, of the Company or the Operating Partnership, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which either the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, the Operating Company or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the Forward Stock Purchase Agreement or the consummation of the transactions contemplated hereby or thereby, except in connection with the filing of any Registration Statements pursuant to Section 7 below or for compliance with the Blue Sky laws applicable to the offering of the Shares. Upon the execution and delivery hereof, each of the Purchase Agreement and the Forward Stock Purchase Agreement will constitute the valid and binding obligation of each of the Company and the Operating Partnership, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company and the Operating Partnership in Section 7.5 hereof may be legally unenforceable.

     4.5. Accountants. The Company's independent certified public accountants, who have expressed their opinion with respect to the Most Recent Financial Statements (as defined below) are independent accountants as required by the Securities Act and the Rules and Regulations. The Company shall cause the independent certified public accountants to deliver, on the effective date of Registration Statement, and at the time of sale pursuant to the Registration Statement of Shares, a letter stating that such accountants are independent public accountants within the meaning of the Securities Act and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered in connection with underwritten public offerings of equity securities; provided that the UBS Parties shall deliver to such accountants all representations required by applicable accounting pronouncements.

     4.6. No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Prentiss Entities taken as a whole, neither the Company nor the Operating Partnership is in violation or default of any provision of its declaration of trust or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and, to the Company's knowledge, there does not exist any

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state of fact which constitutes an event of default on the part of the Company or Operating Partnership as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default except such defaults which individually or in the aggregate would not be material to the Prentiss Entities.

     4.7. No Actions. Except as otherwise disclosed in the Company's SEC Filings, there are no legal or governmental actions, suits or proceedings pending (provided that, for this purpose, a suit or proceeding that can be commenced without concurrent service of process or written notice to the Company shall be deemed "pending" only from the time such service of process or written notice occurs) or, to the best of the Company's knowledge, threatened (which shall include any suit or proceeding not "pending" because service of process or written notice has not occurred) to which any of the Prentiss Entities is or may be a party or of which property owned or leased by any Prentiss Entity is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), of the properties, business or results of operations of the Prentiss Entities, and no labor disturbance by the employees of the Company exists or is imminent which might be expected to affect adversely such condition, properties, business or results of operations of the Prentiss Entities. The Company is neither a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

     4.8. Properties.

     (a) Each of the Prentiss Entities, directly or indirectly, has good and marketable title to each of the properties and assets reflected as owned by it in the Most Recent Financial Statements not located in Texas, and has good and indefeasible title to each of the properties and assets located in Texas, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (i) those, if any, reflected in such financial statements or the Company's SEC Filings, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by such Prentiss Entity.

     (b) At all times since October 22, 1996, the Company has qualified as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended, and is organized in conformity with the requirements for qualification as a REIT, and its manner of operation has enabled it to meet the requirements for qualification as a REIT as of the date hereof, and its proposed manner of operation will enable it to meet the requirements for qualification as a REIT in the future.

     4.9. No Material Change. Since the date of the Most Recent Financial Statements, and except as otherwise disclosed in the Company's SEC Filings as of the Closing Date or in writing to the UBS Parties (i) neither the Company nor the Operating Partnership has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business (it being agreed that for purposes of this sentence the Prentiss Entities' ordinary course of business shall include the acquisition, directly indirectly, of real estate properties or businesses of a type

                                       5
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that may be owned by a REIT); (ii) neither the Company nor the Operating
Partnership has sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor the Operating Partnership is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company (other than the sale of the Purchase Shares hereunder and the sale of Common Stock under the Company's [Dividend Reinvestment and Stock Purchase Plan]), or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Prentiss Entities taken as a whole.

     4.10. Intellectual Property. The Prentiss Entities believe they have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; and the Prentiss entities have no knowledge of any material infringement by any of them of trademark, trade name rights, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and, to the knowledge of the Prentiss Entities, no claim has been made against the Prentiss Entities regarding trademark, trade name, patent, copyright, license, trade secrecy or other infringement which could have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Prentiss Entities taken as a whole.

     4.11. Compliance. Neither the Company nor the Operating Partnership has been advised, nor has any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business or results of operations of the Prentiss Entities taken as a whole.

     4.12. Taxes. Each of the Company and the Operating Partnership has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither has any knowledge of any tax deficiency which has been or might be asserted or threatened against it which could materially adversely affect the business condition (financial or otherwise) or results of operations of the Prentiss Entities taken as a whole.

     4.13. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Purchase Shares to be sold to UBS Limited hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

     4.14. Investment Company. The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

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     4.15. Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Purchase Shares other than the documents provided to the UBS Parties pursuant to Section 4.17.

     4.16. Insurance. Each of the Company and the Operating Partnership maintains insurance (or insurance is maintained on its behalf) of the types and in the amounts generally deemed adequate under customary industry standards for its business, including, but not limited to, insurance covering all real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     4.17. SEC Filings. The Company represents and warrants that the information contained in the following documents, which the Company has furnished to the UBS Parties, or will furnish prior to the Closing, is or will be true and correct in all material respects as of their respective filing dates:

     (a) Annual Report on Form 10-K for the year ended December 31, 1996, which Annual Report includes the Company's most recently available audited financial statements together with the report thereon of the independent certified public accountants (the "Most Recent Financial Statements");

     (b) Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (c) the Company's proxy statements on Form 14A relating to (i) the most recent Annual Meeting of the Company's Shareholders and (ii) any Special Meetings of the Company's Shareholders which occurred during the 12-month period prior to the date hereof or for which a meeting date has been fixed and a proxy statement distributed; and

     (d) all other documents, if any, filed by or with respect to the Company with the SEC since January 1, 1997 pursuant to Sections 13, 15(d) or 16(a) of the Exchange Act.

     4.18. Legal Opinion. Prior to the Closing, counsel to the Company and the Operating Partnership will deliver its legal opinion to the UBS Parties in substantially the form of Exhibit A hereto.

     4.19. ERISA. The Company and its affiliates are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA"). Neither a Reportable Event (as defined under ERISA) nor a Prohibited Transaction (as defined under ERISA) has occurred with respect to any Plan (as defined below) of the Company and/or its affiliates; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five years; no circumstance exists which constitutes grounds under Section 402 of

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ERISA entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; the Company and its affiliates have not completely or partially withdrawn under Sections 4201 or 4202 of ERISA from any Multiemployer Plan (as defined therein); the Company and its affiliates have met the minimum funding requirements of Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") and Section 302 of ERISA with respect to each Plan and there is no unfunded current liability (as defined below) with respect to any Plan; the Company and its affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA); no part of the funds to be used by the Company in satisfaction of its obligations under this Purchase Agreement or the Forward Stock Purchase Agreement constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(l) of the Code, as interpreted by the Internal Revenue Service and the U.S. Department of Labor in rules, regulations, releases and bulletins or as interpreted under applicable case law. As used below, "Plan" means an "employee benefit plan" or "plan" as described in Section 3(3) of ERISA; and "unfunded current liability" has the meaning provided in Section 302(d)(8)(A) of ERISA.

     4.20. Certificate. A certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company and certificate of the Operating Partnership executed by _______________, to be dated the Closing Date in form and substance satisfactory to the UBS Parties to the effect that the representations and warranties of the Company and the Operating Partnership, respectively, set forth in this Section 4 are true and correct as of the date of this Agreement and as of the Closing Date, and each of the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

     4.21. Environmental Protection. To the knowledge of the Prentiss Entities, except as disclosed in the Company's SEC Filings, none of the Company's, the Operating Partnership's or their affiliates' properties has suffered a release of any Hazardous Materials that, under any Environmental Law, (i) would impose liability on any of the Company or the Operating Partnership or any affiliate that is likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Prentiss Entities or (ii) is likely to result in the imposition of a lien on any assets owned, directly or indirectly, by the Prentiss Entities. To the knowledge of the Prentiss Entities, neither the Company nor the Operating Partnership nor any affiliate is subject to any existing, pending or threatened investigation or proceeding by any governmental agency or authority with respect or pursuant to any Environmental Law, except any which, if adversely determined, would not have a material adverse effect on the condition (financial or other), business, or results of operations of the Prentiss Entities taken as a whole. As used herein, "Environmental Laws" mean all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes; and

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"Hazardous Material" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C (S)1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S)9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S)6901 et seq.;
(iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. (S)7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil.

     SECTION 5. Representations, Warranties and Covenants of the UBS Parties.

     5.1. Investment. Each of UBS Limited and/or UBS-LB represents and warrants to, and covenants with, the Prentiss Entities that: (i) UBS Limited, taking into account the personnel and resources it can practically bring to bear on the purchase of the Purchase Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Purchase Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchase Shares; (ii) UBS Limited is acquiring the number of Purchase Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Purchase Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the rights of either UBS Party to sell pursuant to any Registration Statement); (iii) neither UBS Party will, directly or indirectly, sell or otherwise dispose of (or solicit any offers to purchase or otherwise acquire) any of the Shares except in compliance with the Forward Stock Purchase Agreement and with the Securities Act, the Rules and Regulations and any applicable state securities or blue sky laws or pursuant to an available exemption or exclusion therefrom; (iv) each UBS Party has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement and the answers thereto are true and correct to the best knowledge of the UBS Parties as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the UBS Parties have, in connection with their decision to purchase the number of Purchase Shares set forth in Section 2 above, relied solely upon the documents identified in Section 4.17, the information referred to in Section 7.7 and the representations and warranties of the Company contained herein; (vi) each of the UBS Parties is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (vii) the UBS Parties do not directly or indirectly have an interest of five percent or more of the Common Shares outstanding as shown in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and (viii) the Purchaser understands that the Shares will contain a legend to the following effect

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     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED [IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     5.2. Resale. Each UBS Party acknowledges and agrees that the Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the UBS Parties, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and the Rules and Regulations and any applicable state securities or blue sky laws or pursuant to valid exemptions or exclusions therefrom and (B) the requirement under the Securities Act of delivering a current prospectus has been satisfied. Each UBS Party acknowledges that there may occasionally be times when the Company must suspend the right of the UBS Parties to effect sales of the Shares through use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act (each, a "Black-out Period"); provided that no Black-out Period shall exceed 30 consecutive days and such Black-out Periods shall not during any 12-month period exceed 90 days in the aggregate; provided further however that in the case that the Company is required to make a filing with the SEC, the Company's Black-out Period shall extend through the time permitted by the SEC for such filing to be made. Each UBS Party hereby covenants that it will not sell any Shares pursuant to said Prospectus during the period commencing at the time at which the Company gives the UBS Parties written notice of the suspension of the use of said Prospectus and ending at the time the Company gives the UBS Parties written notice that the UBS Parties may thereafter effect sales pursuant to said Prospectus. Each UBS Party further covenants to notify the Company promptly of the sale of all of its Shares.

     5.3. Due Execution, Delivery and Performance of this Agreement. The UBS Parties further represent and warrant to, and covenant with, each of the Company and the Operating Partnership that (i) each UBS Party has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the UBS Parties enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the UBS Parties in Section 7.3 hereof may be legally unenforceable.

     5.4. Residence of UBS Limited. UBS Limited is organized under the laws of England and has its principal place of business in London.

     SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Purchase Agreement, all covenants, agreements, representations and warranties made by the Company and the Operating Partnership, and the UBS Parties herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Purchase Agreement, the Forward Stock Purchase Agreement, the delivery to UBS Limited of the Purchase Shares being purchased and the payment therefor.

     SECTION 7. Registration of the Shares; Compliance with the Securities Act.

     7.1. Registration Procedures and Expenses. The Company shall:

     (a) as soon as practicable after the Closing, prepare and file with the SEC a Registration Statement (as defined below) covering the resale by the UBS Parties, from time to time, of up to a number of Shares equal to 130% of the number of Purchase Shares through the facilities of the New York Stock Exchange, the automated quotation system of The Nasdaq Stock Market or the facilities of any other national securities exchange on which the Company's common stock is then traded or in privately negotiated transactions (the "Initial Registration Statement"). If the total number of Shares exceeds the number of Shares covered by the Initial Registration Statement, then the Company shall prepare and file with the SEC such additional Registration Statement or Statements as shall be necessary to cover the resale by UBS-LB of such excess Shares in the same manner as contemplated by the Initial Registration Statement for the Shares covered thereby (each, an "Additional Registration Statement"); provided that prior to issuing any such excess Shares to UBS-LB, the Company shall cause such Registration Statement covering such excess shares to have become effective. For purposes of this Purchase Agreement, "Registration Statement" means a registration statement under the Securities Act on Form S-3 covering the resale by one or both UBS Parties of up to a specified number of Shares, filed and maintained effective by the Company pursuant to the provisions of this Section 7, including the Prospectus (as defined below) contained therein, any amendments and supplements to such registration statement, including all post-effective amendments thereto, and all exhibits and all material incorporated by reference into such registration statement;

     (b) use all reasonable best efforts to cause the SEC to notify the Company of the SEC's willingness to declare the Initial Registration Statement effective within 60 days after the Registration Statement is filed by the Company; provided that the Company will use its best efforts to cause such Initial

          Registration Statement to become effective no later than 90 days after the Closing Date;

     (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement effective until the date on which the Shares may be resold by the UBS Parties without registration, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

     (d) furnish to the UBS Parties with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of Prospectuses, including any supplements and amendments thereto, an opinion from counsel to the Company covering the matters set forth on Exhibit B hereto and such other documents, as the UBS Parties may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the UBS Parties;

     (e) use its best efforts to prevent the happening of any event that would cause such Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Shares during the period that such Registration Statement is required to be effective and usable; provided that this paragraph (e) shall in no way limit the Company's right to suspend the right of the UBS Parties to effect sales under the Registration Statement during any Black-out Period as specified in Section 5.2 above;

     (f) file documents required of the Company for normal blue sky clearance in states specified in writing by the UBS Parties, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

     (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, including the fees and expenses of counsel or other advisers to the UBS Parties not to exceed in the aggregate $5,000, other than underwriting discounts, brokerage fees and commissions incurred by the UBS Parties, if any.

     7.2. Covenants in Connection With Registration.

     (a) The Company hereby covenants with the UBS Parties that (i) it shall not file any Registration Statement or Prospectus or any amendment or supplement thereto, unless a copy thereof shall have been first submitted to the UBS Parties and the UBS Parties did not object thereto in good faith (provided that if the UBS Parties do not object within two business days of receiving any such material, they shall be deemed to have no objection thereto); (ii) it shall immediately notify the UBS Parties of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose;
(iii) it shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible moment; (iv) it shall notify the UBS Parties of the receipt of any notification with respect to the suspension of the qualification of the Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) it shall as soon as practicable notify the UBS Parties in writing of the existence of any fact which results in any Registration Statement, any amendment or post-effective amendment thereto, the Prospectus, any prospectus supplement, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading and shall prepare a supplement or post-effective amendment to such Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided that this clause (v) shall in no way limit the Company's right to suspend the right of the UBS Parties to effect sales under the Registration Statement during any Black-out Period as specified at Section 5.2 above.

     (b) The UBS Parties shall notify the Company at least four business days prior to the date on which it intends to commence effecting any resales of Shares under a Registration Statement and if the Company does not, within such four-day period, advise the UBS Parties of the existence of any facts of the type referred to in Section 7.2(a)(iv) above, then the Company shall be deemed to have certified and represented to the UBS Parties that no such facts then exist and the UBS Parties may rely on such certificate and representation in making such sales. The preceding sentence shall in no way limit the Company's obligations under Section 7.2(a) above.

     7.3. Extension of Required Effectiveness. In the event that the Company shall give any notice required by Section 7.2(a)(v) hereof, the period during which the Company is required to keep such Registration Statement effective and useable shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the UBS Parties are advised in writing by the Company that the use of the Prospectus may be resumed.

     7.4. Transfer of Shares After Registration. Each UBS Party agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or blue sky laws except pursuant to the Forward Stock Purchase Agreement and as contemplated in each Registration Statement referred to in Section 7.1 or except pursuant to any exemption from the registration requirements of the Securities Act (including, without limitation, Rule 144 promulgated thereunder and any successor thereto) and that it will promptly notify the Company of any changes in the information set forth in any such Registration Statement regarding the UBS Parties or its Plan of Distribution.

     7.5. Indemnification. For the purpose of this Section 7.5, the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to any Registration Statement referred to in Section 7.1.

     (a) Indemnification by Company. The Prentiss Entities jointly and severally agree to indemnify and hold harmless the UBS Parties and each person, if any, who controls either UBS Party within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the UBS Parties or such controlling person may become subject (including in settlement of any litigation, if such settlement is effected with the written consent of the Prentiss Entities), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of such Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of such Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, and will reimburse each UBS Party and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the UBS Parties or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Prentiss Entities will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Prentiss Entities (i) by or on behalf of the UBS Parties expressly for use therein or (ii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to a UBS Party prior to the pertinent sale or sales by such UBS Party and not delivered by such UBS Party in connection with such sale or sales.

     (b) Indemnification by UBS Parties. The UBS Parties will indemnify and hold harmless the Prentiss Entities, each of its directors, each of its officers who signed any Registration Statement and each person, if any, who controls the Prentiss Entities within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint and several, to which the Prentiss Entities, each of its directors, each of its officers who signed any Registration Statement or any controlling person may become subject (including in settlement of any litigation, if such settlement is effected with the written consent of the UBS Parties) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such Registration Statement, such Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, such Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Prentiss Entities by or on behalf of the UBS Parties expressly for use therein, and will reimburse the Prentiss Entities, each of its directors, each of its officers who signed such Registration Statement and each controlling person for any legal and other expense reasonably incurred by the Prentiss Entities, each of its directors, each of its officers who signed such Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

     (c)  Proceedings. Promptly after receipt by an indemnified party under this
Section 7.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.5 notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 7.5 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.5 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall be not liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Contribution. If the indemnification provided for in this Section 7.5 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) of this Section 7.5 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative benefits received by the Prentiss Entities and the UBS Parties from the purchase and sale of the Shares and the relative fault of the Prentiss Entities and the UBS Parties in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Prentiss Entities on the one hand and the UBS Parties on the other shall be deemed to be in the same proportion as the amount paid by the UBS Parties to the Prentiss Entities pursuant to this Agreement for the Shares purchased by the UBS Parties that were sold pursuant to any Registration Statement bears to the difference (the "Difference") between the amount the UBS Parties paid for the Shares that were sold pursuant to such Registration Statement and the amount received by the UBS Parties from such sale. The relative fault of the Prentiss Entities and the UBS Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Prentiss Entities or by the UBS Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.5 any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.5 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under paragraph (c) for purposes of indemnification. The Prentiss Entities and the UBS Parties agree that it would not be just and equitable if contribution pursuant to this Section
7.5 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.5, the UBS Parties shall not be required to contribute any amount in excess of the amount by which the aggregate proceeds received by the UBS Parties from the transactions contemplated hereby exceeds the amount of any damages that the UBS Parties has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.6. Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Purchase Shares upon the passage of twenty-four months from the purchase of such Shares by UBS Limited, as to any particular number of the Additional Shares upon the passage of twenty-four months from the issuance of such Shares to UBS-LB or as to any particular number of the Shares at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act. At such time, the Company's obligation to maintain an effective Registration Statement with respect to such Shares shall cease.

     7.7. Information Available. So long as any Registration Statement covering the resale of any Shares owned by either UBS Party is effective, the Company will furnish to the UBS Parties:

     (a) as soon as practicable after available, one copy of (i) its Annual Report to Shareholders, (ii) its Annual Report on Form 10-K, (iii) its Quarterly Reports to Shareholders, (iv) its quarterly reports on Form 10-Q, (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits) and (vi) upon request, any or all other public filings under the Exchange Act by the Company; and

     (b) upon the reasonable request of either UBS Party, a reasonable number of copies of the Prospectuses to supply to any other party requiring such Prospectuses;

and the Company, upon the reasonable request of the UBS Parties, will meet with the UBS Parties or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in such Registration Statement covering the Shares, subject to appropriate confidentiality limitations.

     7.8. Non-Exclusivity. The rights and remedies provided under Section 7.5 hereof shall not be in limitation or exclusion of any other rights or remedies available to a party, whether by agreement, at law, in equity or otherwise, with respect to the inaccuracy of any representation or warranty by, or the breach of any covenant of, the other party made herein or in the Forward Stock Purchase Agreement.

     7.9. Notice Requirement. The Company covenants and agrees that it will notify the UBS Parties at any time it becomes aware that as a result of a change in the Company's capital stock the UBS Parties beneficially hold more than 4.9% of the Company's Common Shares.

     7.10. Transfer of Shares. The Company covenants and agrees to use its best efforts to cause the transfer agent to effect promptly any transfer of the Shares requested by the UBS Parties and to cause the transfer agent to remove promptly the restrictive legend from the Shares upon presentation to the transfer agent of all necessary documentation.

     SECTION 8. Reporting Obligations. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) and 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder.

     SECTION 9. Broker's Fee. Other than any fees payable under or in connection with the Forward Stock Purchase Agreement, each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale or issuance of the Shares to the UBS Parties.

     SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, by telegram or telecopy or sent by nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed or for telecopies, when transmitted and receipt confirmed, and shall be delivered as addressed as follows:

     (a)  if to the Company or the Operating Partnership, to:

          Thomas F. August
          President and Chief Operating Officer
          Michael A. Ernst
          Vice President and Treasurer
          The Plaza on Bachman Creek
          3890 West Northwest Highway, Suite 400
          Dallas, Texas 75220
          Telephone:    (214) 654-0886
          Telefax:      (214) 350-2408

          with a copy so mailed to:

          Randall S. Parks, Esq.
          Hunton & Williams
          Riverfront Plaza
          951 E. Byrd Street
          Richmond, Virginia 23219
          Telephone:    (804) 788-8200
          Telefax:      (804) 788-8218

          or to such other person at such other place as the Company shall designate to the UBS Parties in writing; and

     (b) if to the UBS Parties, c/o UBS Securities, LLC, 299 Park Avenue, New York, New York 10171, or at such other address or addresses as may have been furnished to the Company in writing.

     SECTION 11. Changes. Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the Company and the Operating Partnership and the UBS Parties.

     SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 14. Governing Law; Jurisdiction.

     14.1. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF) AND OF THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

     14.2. EACH OF THE COMPANY AND THE OPERATING PARTNERSHIP (i) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND AGREES THAT ANY SUIT SHALL BE BROUGHT IN, THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND (ii) HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY NOT BE ENFORCED IN OR BY SUCH COURT.

     SECTION 15. Transfer to Affiliate. Notwithstanding anything herein to the contrary, UBS Limited may transfer the Purchase Shares to any affiliate of UBS Limited, together with all of UBS Limited's rights hereunder; provided that (i) such affiliate shall assume and be subject to all of UBS Limited's obligations hereunder and (ii) such affiliate shall be an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. In the event of such an assignment, such affiliate shall in all respects be substituted for UBS Limited as a party hereto.

     SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     SECTION 17. Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN

CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                              PRENTISS PROPERTIES TRUST

                              By:  /s/ MICHAEL ERNST
                                  ----------------------------------------------
                                    Name:     Michael Ernst
                                    Title:    VP & Treasurer


                              PRENTISS PROPERTIES ACQUISITION
                              PARTNERS, L.P.
                              By:   Prentiss Properties I, Inc.,
                                    its general partner


                              By:  /s/ MICHAEL ERNST
                                  ----------------------------------------------
                                    Name:     Michael Ernst
                                    Title:    VP & Treasurer


                              UBS LIMITED


                              By:  /s/ LARRY WOOD
                                  ----------------------------------------------
                                    Name:     Larry Wood
                                    Title:    Executive Director


                              By:  /s/ ADAM MATTHEWS
                                  ----------------------------------------------
                                    Name:     Adam Matthews
                                    Title:    Director


                              UNION BANK OF SWITZERLAND
                              LONDON BRANCH


                              By:   /s/ L. WOOD
                                  ----------------------------------------------
                                    Name:     L. Wood
                                    Title:    Vice President

                              By:  /s/ A.J. MATTHEWS
                                  ----------------------------------------------
                                    Name:     A.J. Matthews
                                    Title:    Vice President

                                                                      Appendix I
                                                                    (one of two)



                        STOCK CERTIFICATE QUESTIONNAIRE



     Pursuant to Section 3 of the Agreement, please provide us with the following information:


1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:
                                              ----------------------------------

2. All relationships between each UBS Party and the Registered Holder listed in response to Item 1 above:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


3. The mailing address of the Registered Holder listed in response to item I above:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:
                                              ----------------------------------

                                                                      Appendix I
                                                                    (two of two)


                     REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information:

          1. Pursuant to the "Selling Shareholders" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

          2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

          3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
                            Yes                   No
                        ---                   ---

          If yes, please indicate the nature of any such relationships below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

APPENDIX II

Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

     The undersigned, [an officer of, or other person duly authorized by] ___________________________________________________ hereby certifies that he/she
[fill in official name of individual or institution]
[said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on __________ in accordance with
                                                [date]

Registration Statement number _________________________________________________,
           [fill in the number of or otherwise identify Registration Statement]

the Securities Act of 1933, as amended, and any applicable state securities or blue sky laws and the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

     Name of Purchaser
      (Individual or
      Institution):
                          ----------------------------------


     Name of Individual
      representing
      Purchaser (if an
      Institution)
                          ----------------------------------


     Title of Individual
      representing
      Purchaser (if an
      Institution):
                          ----------------------------------


Signature by:

     Individual Purchaser
      or Individual repre-
      senting Purchaser:
                          ----------------------------------

                                                                       EXHIBIT A

     [Form of Closing Opinion of Counsel to the Company and the Operating
                                 Partnership]



                                                                January __, 1998


Union Bank of Switzerland
 London Branch
[Address]


Ladies and Gentlemen:

     We have acted as counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Operating Partnership") in connection with (i) the issuance and sale by the Company of [Number] shares of the Company's common stock, par value $.01 per share ("Common Shares"), pursuant to that certain Purchase Agreement, dated January __, 1998 (the "Purchase Agreement"), by and among the Company, the Operating Partnership and Union Bank of Switzerland, London Branch, acting through its agent UBS Securities LLC,
(the "Purchaser") and (ii) the forward stock purchase transaction evidenced by the letter agreement, dated January __, 1998 (the "Confirmation") among the Company, the Operating Partnership and the Purchaser. This opinion is being rendered to you pursuant to Section 4.17 of the Purchase Agreement in connection with the Closing of the sale of the Shares. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Purchase Agreement.

     In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company and the Operating Partnership pursuant to the Purchase Agreement and upon certificates and statements of government officials and of officers of the Company and the Operating Partnership. We have also examined originals or copies of such corporate documents or records of the Company and the Operating Partnership as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

Union Bank of Switzerland
 London Branch
[Date]
Page 2

     In rendering this opinion we have also assumed that the Purchase Agreement and the Confirmation have each been duly and validly executed and delivered by the other parties to such agreements and constitute valid, binding and enforceable obligations of such other parties.

     In our capacity as counsel to the Company and the Operating Partnership, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following: [LIST]

     This opinion relates solely to the laws of the State of _____________, and the federal securities law of the United States, and we express no opinion with respect to the effect or applicability of the laws in other areas or of other jurisdictions.

     Our opinion in paragraph 4 below is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

     Based upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that as of the date hereof:

     1. The Company is its jurisdiction of incorporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted. [include the Operating Partnership]

     2. The Purchase Shares and the Additional Shares have been duly authorized and, when issued and delivered by the Company in accordance with and subject to the terms of the Purchase Agreement or the Confirmation (as the case may be), will be validly issued, nonassessable and fully paid, and are not subject to any preemptive or similar rights. [include the Operating Partnership]

     3. The Company has the power and authority to execute, deliver and perform the Purchase Agreement and the Confirmation, including issuing, selling and delivering the Purchase Shares and Additional Shares as contemplated thereby. [include the Operating Partnership]

     4. Each of the Purchase Agreement and the Confirmation have been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms. [include the Operating Partnership]

     5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement and the Confirmation will not contravene any provision of applicable law or the declaration of trust or bylaws of the Company,

Union Bank of Switzerland
 London Branch
[Date]
Page 3

or, to the best of our knowledge, any judgment order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its property, or, to the best of our knowledge, constitute a breach or default under any agreement or other instrument binding upon the Company and filed as an exhibit to the Company's filings with the Securities and Exchange Commission. [include the Operating Partnership]

     6. No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement and the Confirmation, except such as may be required by the securities or blue sky laws of the various states (on which we express no opinion) in connection with the purchase and sale of the Shares and except such as may be required in connection with providing the registration statements contemplated by the Purchase Agreement or the Confirmation. [include the Operating Partnership]

     7. To the best of our knowledge, and except as disclosed in the Company's public filings with the Securities and Exchange Commission, there is no action, suit or proceeding pending or threatened in writing against the Company, at law or in equity, or before any court or governmental agency or instrumentality which, if resolved against the Company, may materially adversely affect the financial or business condition of the Company or would prevent the Company from entering into or performing its obligations under the Purchase Agreement or the Confirmation.

     8. The authorized capital stock of the Company conforms as to legal matters in all material respects under the heading ["Capitalization"] in the Company's public filings with the Securities and Exchange Commission, and the form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements. The outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, and are, to our knowledge, fully paid and nonassessable.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

     (A) We are not called upon to express, and do not express, any view, opinion or belief as to the financial statements, schedules, statistical data and other financial data contained in any filings with the Securities and Exchange Commission.

     (B) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antitrust statutes, laws, rules and regulations.

     (C) We express no opinion concerning the past, present or future fair market value of any securities.

     This opinion is rendered solely for your benefit in connection with the Purchase Agreement and the Confirmation and may not be delivered to, quoted or relied upon by any

Union Bank of Switzerland
 London Branch
[Date]
Page 4

person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Operating Partnership. We assume no obligation to advise you of facts, circumstances, events or developments which hereinafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                              Very truly yours,

                                                                       EXHIBIT B

            Opinion Matters for Additional Registration Statements

[opinion paragraphs to be delivered in connection with resale registration statements]

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company has the requisite corporate power and authority to own its properties and to conduct is business as presently conducted. [include the Operating Partnership]

     2. The Additional Shares have been duly authorized and are validly issued, nonassessable and fully paid, and are not subject to any preemptive or similar rights.

     3. The Registration Statement has been declared effective under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Final Prospectus, and each amendment thereof or supplement thereto (except for the financial statements, schedules and the notes thereto and the other financial data included or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules of the Commission thereunder.

     While we have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Final Prospectus, we have participated in reviews and discussions in connection with the preparation of the Registration Statement and Final Prospectus, and advise you that, in the curse of such reviews and discussions, nothing has come to our attention which would lead us to believe (i) that the Registration Statement at the time it became effective (except for the financial statements and the notes thereto, schedules, statistical data and the other financial data included or incorporated by reference therein, as to which we express no belief) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading or (ii) that the Final Prospectus on the date thereof or on the date of this opinion (except for the financial statements and the notes thereto and the other financial data included or incorporated by reference therein, as to which we express no belief) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.